EXHIBIT 5.1


                                September 9, 1999




Children's Broadcasting Corporation
5501 Excelsior Boulevard
Minneapolis, Minnesota  55416


Gentlemen:

         I am General Counsel to Children's Broadcasting Corporation, a Minnesota corporation, in connection with its filing of a registration statement on Form S-3, under the Securities Act, relating to the proposed sale by selling shareholders of 425,000 shares of Children's common stock.

         I have examined the registration statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

         Based on the foregoing, it is my opinion that when the registration statement shall have been declared effective by order of the SEC, and the shares have been sold as contemplated by the registration statement, the shares will be legally and validly issued, fully-paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference to myself under the caption "Legal Matters" in the prospectus included in such registration statement.





                                       /s/ Jill J. Theis
                                       -----------------------------------------
                                       Jill J. Theis
                                       Secretary and General Counsel
                                       Children's Broadcasting Corporation